Exhibit 10.1

PLEASE READ CAREFULLY AND
CONSULT WITH AN ATTORNEY BEFORE SIGNING
THIS SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ANY AND ALL KNOWN AND UNKNOWN CLAIMS AGAINST GENPACT
IF YOU DO NOT UNDERSTAND THE DOCUMENT FULLY, DO NOT SIGN IT
SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT and GENERAL RELEASE (the “Agreement”) is made this 29th day of November 2023, by and between Kathryn Vanpelt Stein, along with anyone who has or obtains any legal rights or claims through her (collectively, “Employee”), and Genpact Limited and its related and/or affiliated companies (“Genpact” or the “Company”).

WHEREAS, Employee has been employed by Genpact since on or about December 1, 2016;

WHEREAS, on November 2, 2021, Employee signed an Employment Agreement with Genpact (“Employment Agreement”);

WHEREAS, Employee and Genpact have discussed Employee’s separation from Genpact; and

WHEREAS, Employee and Genpact wish to resolve and fully and finally settle, compromise, and forever discharge any and all claims and issues that have been raised, or which could have been raised, or which Employee has now or may ever have had against Genpact.

NOW, THEREFORE, IT IS STIPULATED AND AGREED AS FOLLOWS:

1.          Termination of Employment. Employee agrees that her employment with Genpact will end effective January 12, 2024 (the “Date of Termination”). Beginning on the date hereof (the “Transition Date”), Employee agrees that she will cooperate fully with Genpact’s efforts to transfer Employee’s duties and responsibilities to others as may be necessary to effectuate an orderly and effective transition.  Employee will remain as a full-time employee for the period from the Transition Date through the Date of Termination (the “Employment Term”).  Provided this Agreement has become effective and irrevocable and subject to its terms:

(a)
During the Employment Term, the Company will continue to pay Employee’s bi-weekly salary of Twenty-Five Thousand Dollars ($25,000.00), less applicable deductions and withholdings, to be paid on the regularly scheduled pay dates, and in a regular manner consistent with Genpact’s normal payroll practices during the Employment Term. Any monies earned during the Employment Term paid after the Date of Termination will be paid pursuant to the terms of this Paragraph 1(a) on a prorated basis for that pay period pursuant to applicable law;

(b)
During the Employment Term, Employee will accrue the same employee benefits that Employee was receiving prior to the commencement of the Employment Term, pursuant to the terms and conditions of the applicable controlling benefit plan documents;

(c)
During the Employment Term, Employee will assist on special projects as designated by Genpact, if needed, in addition to cooperating in good faith with the Company in its efforts to transfer Employee’s duties;

(d)
The Company may terminate Employee’s employment for Cause (as that term is defined in the Employment Agreement), as determined in the Company’s sole discretion, at any time during the Employment Term. If Employee is terminated for Cause during the Employment Term, Employee shall only be entitled to receive those payments set forth in Paragraph 5(b) of the Employment Agreement, subject to Employee signing this Agreement, and the Release of Claims attached as Exhibit A to this Agreement becoming irrevocable;

(e)
Should Employee’s employment end prior to January 12, 2024, the date of Employee’s actual termination shall be the Date of Termination. Subject to all conditions herein, including Employee’s execution and non-revocation of this Agreement and the Release of Claims attached hereto as Exhibit A, if Employee’s employment ceases in accordance with Paragraph 5(c) of the Employment Agreement, Employee shall be entitled to receive the benefits set forth in Paragraph 5(c);

(f)
Effective on the Date of Termination, Employee and/or her dependents (who are qualified beneficiaries) may be eligible to continue such coverage at her (or their) own expense for the duration of the period for which she is (or they are) eligible pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). All coverage provided to Employee and/or her dependents pursuant to this Paragraph shall be subject to the provisions of the applicable insurance policies and the continuation provisions of COBRA (and any changes or amendments with respect to such plans, policies or statute); and

(g)	For the avoidance of doubt, the terms and conditions of Section 4(c) of the Employment Agreement remain in effect after the Termination Date.

2.       Return of Company Property.Employee agrees to return all Company property in Employee’s possession or control to Genpact including, but not limited to, any computer equipment, office keys, credit and telephone cards, ID and access cards, and any and all original and duplicate copies of checklists, cheat sheets, training material, reports, company files, calendars, books, employee handbooks, records, notes, notebooks, correspondence, customer lists, manuals, computer programs, computer disks, diskettes and any other magnetic and other media materials containing confidential or proprietary information concerning Genpact no later than ten (10) days after the Date of Termination.

3.        Consideration.In consideration for Employee signing this Agreement, the Release of Claims attached as Exhibit A to this Agreement becoming irrevocable, Employee’s submission of all actuals and receipts for any outstanding Company expenses (if any as of the Date of Termination), Employee’s return of all Company property referred to in paragraph 2, and in full satisfaction of all of the Company’s obligations to Employee, the Company agrees that:

i.	On the Date of Termination, or as soon as practicable following such Date of Termination and in accordance with applicable law, it will pay Employee, in a lump sum,

(a)	Six Hundred Fifty Thousand Dollars ($650,000), equaling Employee’s unpaid annual bonus for calendar year 2023, less applicable deductions.

(b)	any benefits accrued and due to Employee under any applicable benefit plans and programs of the Company, less applicable deductions.

ii.	It will also pay Employee,

(a)
a severance payment in equal installments over the twelve-month period following the Date of Termination and in accordance with the Company’s normal payroll practices, in an amount equal to six months of base salary plus seven additional weeks of base salary based on Employee’s years of service with the Company or Four Hundred Thirteen Thousand Dollars ($413,000), less applicable deductions.

(b)
within sixty days of the Date of Termination, an ex gratia amount of  Sixty Thousand Six Hundred Six Dollars ($60,606), less applicable deductions, equaling the cost that would be payable by the Company, as measured as of Employee’s Date of Termination, to obtain continued health care coverage for Employee and the Employee’s spouse and eligible dependents, as applicable, under the Company’s employee group health plan for the eighteen-month period following the Date of Termination, at the level in effect for each of them on the Date of Termination.

(c)
within sixty days of the Date of Termination, an ex gratia amount of Twenty One Thousand Dollars ($21,000), less applicable deductions, equaling on a prorated basis, Employee’s unpaid annual bonus for calendar year 2024.

4.            Equity Awards.

(a)
Subject to Paragraph 4.d., Forty Eight Thousand Two Hundred Fifty Nine (48,259) options awarded in the grant agreement dated January 10, 2022 shall, upon the Date of Termination (the “Anniversary Date”), become vested and exercisable with respect to the number of shares (if any) that would have vested and become exercisable had Employee continued in employment or service for a period of twelve months following the Date of Termination (the “Special Vesting Option Shares”).  The option may be exercised for such Special Vesting Option Shares and any previously vested shares for a period of six months following the Anniversary Date, but in no event later than the expiration date of the option.  The option with respect to the Special Vesting Option Shares and any previously vested shares shall terminate on the date that is six months following the Anniversary Date or (if earlier) upon the expiration of the term of the option.

(b)
Subject to Paragraph 4.d., Six Thousand Five Hundred Eighty Five (6,585) restricted share unit awards, awarded in the grant agreement dated March 15, 2023 shall, on the Date of Termination, become vested and payable with respect to the number of units (if any) that would have vested had Employee continued in employment or service for a period of twelve months following the Date of Termination. The shares underlying any restricted share units that vest under this Paragraph 4.b. shall be issued on the Date of Termination or as soon as reasonably practicable thereafter, but in no event later than the end of the calendar year in which the Date of Termination occurs.

(c)
Subject to Paragraph 4.d., Twenty Five Thousand Three Hundred Twenty (25,320) outstanding performance share awards awarded in the grant agreement dated March 20, 2022 shall, on the Date of Termination, become vested with respect to the number of shares (if any, as determined in accordance with the agreement evidencing the award) that would have vested had Employee continued in employment or service for a period of twelve months following the Date of Termination, based on the level of attainment of the performance objectives. Any shares that vest under this Paragraph 4.c. shall be issued on the Date of Termination or as soon as reasonably practicable thereafter, but in no event later than the end of the calendar year in which the Date of Termination occurs. Any performance share award that was subject to vesting in whole or in part based on attainment of performance objectives and with respect to which the performance period has not been completed prior to the Date of Termination, shall terminate immediately upon the Date of Termination.

(d)
In the event that Employee violates the restrictive covenants set forth in Paragraph 14, Employee shall not be entitled, after the date of such violations or activity (as the case may be), to receive any payouts, benefits or continued vesting under this Paragraph 4, and any unvested equity shall be immediately forfeited, and the Company may take such other enforcement actions as set forth herein or permitted by applicable law.

(e)
For the avoidance of doubt, any other equity awards except those referenced herein that Employee has been awarded that are unvested as of the Termination Date will terminate and forfeit at the Termination Date.

5.         Bonus.  Except as provided in Paragraph 3.ii.c. above, Employee will be ineligible to receive any bonus payment for calendar year 2024. Employee acknowledges that notwithstanding the foregoing, she already has received any bonus payment to which she was entitled.

6.       Fair Benefit.Employee understands and agrees that the consideration referenced in Paragraphs 3 and 4 above, and any other benefit provided for in this Agreement, is more of a benefit than Genpact is required to provide to Employee under any policy, plan, procedure or contract with Genpact.  Employee acknowledges that she has not made any claims or allegations related to sexual harassment or sexual abuse and that none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse.

7.   Non-Admission of Liability.This Agreement is not an admission of wrongdoing or liability of any kind by Genpact or any of its former or current principals, officers, directors, representatives, agents, employees, and consultants, and any such wrongdoing and liability is expressly denied.  This Agreement is entered into by the parties to avoid and to end all controversies between them.

8.          Continuing Obligations. Employee agrees that until January 12, 2030 to: (a) cooperate fully with Genpact in its efforts to transfer such duties and responsibilities to others as may be necessary to effectuate an orderly and effective transition, including the retention of a suitable successor; (b) respond to reasonable inquiries from Genpact’s representatives concerning Employee’s projects, activities and matters under Employee’s supervision while she was a Genpact employee; and (c) respond to reasonable requests to cooperate with Genpact and its representatives concerning any investigation, claim or lawsuit initiated by any person, organization or entity (including any government agency) against Genpact and/or Employee including but not limited to assisting in the preparation of Genpact’s defense, consulting with Genpact counsel, and attending, and/or if knowledgeable, testifying truthfully at any administrative arbitration, judicial or other proceeding.  In making requests pursuant to this Paragraph, Genpact agrees, where practicable, to consider the personal and business commitments of Employee.  The parties agree that Employee’s reasonable and good faith cooperation in performing such services is a material term and condition of this Agreement.

If Employee is required to participate in meetings, interviews, hearings or other proceedings, Genpact shall reimburse Employee at a rate based on Employee’s salary as of the Date of Termination.  Employee shall be paid in half-day increments.

9.        General Release. Employee forever waives, generally releases, and fully discharges Genpact, its parents, subsidiaries, affiliates, divisions, joint ventures, and related entities, including but not limited to their predecessors, successors, and assigns, and their past and present directors, officers, agents, employees, representatives, fiduciaries of any employee benefit plan or policy, in both their individual and representative capacities and each of them (collectively, “Releasees”) of and from any and all legally waivable claims, charges, demands, causes of action, fees, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, suspected or unsuspected, by reason of any actual or alleged act, statement, omission, transaction, practice or occurrence, or other matter up to and including the date of this Agreement, including but not limited to:

(a)
all claims for any alleged unlawful denial of leave, discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under any of the following, and any equivalent statutes under applicable state or local law, including any amendments thereto, the Occupational Safety and Health Act; the Environmental Protection Act; the Toxic Substances Control Act, the Family and Medical Leave Act; Title VII of the Civil Rights Act of 1964; the National Labor Relations Act; the Workers Adjustment and Retraining Notification Act; The Civil Rights Act of 1991, 42 U.S.C. Sections 1981,1983,1985, and 1988; the Age Discrimination in Employment Act (the “ADEA”); the Older Workers Benefit Protection Act (the “OWBPA”); the Equal Pay Act; the Fair Credit Reporting Act; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Civil Rights Acts; the Fair Labor Standards Act; the Racketeer Influenced and Corrupt Organizations Act; the Sarbanes-Oxley Act, the Immigration Reform and Control Act; the fair employment laws of the United States and New York including but not limited to the New York Equal Pay Law, the New York Adoptive Parents' Child Care Leave Law, the New York Labor Law, the New York Civil Rights Law, the New York State Human Rights Law, the New York City Human Rights Law, the New York Whistleblowers Act, the New York Executive Laws, the New York General Obligations Law and all amendments thereto, New York City Human Rights Law, the New York City Administrative Code §§ 8-101 et seq., the New York City Administrative Code, including but not limited to Title 8, Chapter 1 and Title 20, Chapter 8, the Fair Chance Act, the New York City Local Civil Rights Restoration Act, New York General Obligations Law, the Stop Sexual Harassment in New York City Act, the New York State Labor Laws, the New York State wage and hour laws and all wage orders; the New York State Employment Laws; the New York State Labor Laws; the United States and New York State Constitutions and the common law of New York and the United States;

(b)
all claims for alleged breach of contract (whether express, implied or oral); breach of the covenant of good faith and fair dealing; promissory estoppel; breach of personnel policies or employee handbooks; torts, defamation; slander; infliction of emotional distress; post traumatic stress disorder; negligence; fraud; misrepresentation; violation of public policy; claims for physical or emotional injury; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; and violation of any other principle of common law;

(c)	all claims for compensation of any kind, including without limitation, wages, vacation pay, commissions, bonuses, Genpact’s Variable Income Compensation Plan, expense reimbursements;

(d)
all claims related to any equity grants under any Genpact Limited, Genpact Corporation or any affiliated entity’s equity compensation plan, including but not limited to restricted share units, performance share units and stock options; and

(e)
all claims for back pay, front pay, reinstatement, any equitable relief, compensatory damages, damages for alleged pain and suffering, punitive damages, liquidated damages, and any claim for attorneys’ fees, costs, disbursements, and interest; provided however that nothing in this Release shall release the Company from any of its obligations to Employee under the Employment Agreement (including, without limitation, its obligation to pay the amounts and provide the benefits upon which this Release is conditioned) or any rights Employee may have to indemnification under any charter or by-laws (or similar documents) of any member of the Company or any insurance coverage under any directors and officers insurance or similar policies or any benefits vested and accrued as of the date hereof which Employee has under any ERISA benefit plan.

(f)	Employee acknowledges that she is not releasing any claim arising after the date on which she signs this Agreement or any claim that is not otherwise waivable under applicable law.

The parties hereto agree that this Agreement may be pleaded as a full defense to any action, suit or other proceeding covered by the terms hereof that is or may be initiated, prosecuted or maintained by any such party or his, her or its heirs or assigns. Employee understands and confirms that Employee is executing this Agreement voluntarily and knowingly, but that this Agreement does not affect Employee’s right to claim otherwise under ADEA.

In furtherance of, and solely to the extent provided by, the agreements set forth above, the parties hereby expressly waive and relinquish any and all rights under any applicable statute, doctrine or principle of law restricting the right of any person to release claims that such person does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected such person’s decision to give such a release. In connection with such waiver and relinquishment, the parties acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that they now know or believe to be true, with respect to the matters released herein. Nevertheless, it is the intention of the parties to fully, finally and forever release all such matters, and all claims relating thereto, that now exist, may exist or theretofore have existed, as specifically provided herein. The parties hereto acknowledge and agree that this waiver shall be an essential and material term of the releases contained above. Nothing in this paragraph is intended to expand the scope of the releases as specified herein.

10.         No Work Related Injuries, Expenses, Wrongs and No Compensation Due.  Employee agrees that she has not suffered any job or work-related wrongs or injuries such as any type of injuries for which Employee has not already submitted a claim for worker’s compensation benefits, or any claim for discrimination for which Employee might be entitled to relief or compensation in the future.  Further, Employee agrees that she has properly reported all hours she has worked, and that Employee has been paid all wages, overtime, commissions or other compensation that the Company should have paid Employee through the Date of Termination.  Employee further agrees that she has not incurred any business-related expenses for which Employee has not already sought reimbursement.  Employee acknowledges that she is not entitled to any form of compensation or benefits from the Releasees other than specifically described in this Agreement.

11.       No Responsibility for Attorneys’ Fees.  Employee further understands and agrees that Genpact is not liable or responsible for Employee’s attorneys’ fees and costs, if any, in this matter.  Employee understands and agrees that any and all attorneys’ fees or costs owed to Employee’s counsel will be paid by Employee alone, and Employee waives any right to collect attorneys’ fees, disbursements or costs from Genpact pursuant to any claim under federal, state or local law, order or regulation.

12.         No Other Claims, No Participation in Other Claims, No Outside Employment.

(a)
Employee represents that, by signing this Agreement, she has agreed to release and waive any claims that she could have brought against the Company to the maximum extent waivable by law, except for any claims, charges or complaints filed with the Securities and Exchange Commission (SEC), which Employee may file before or after the Date of Termination.

(b)
Except for any claims, charges or complaints filed with the SEC, which Employee may file before or after the Date of Termination, Employee represents that Employee has not filed any claims or causes of action of any kind against the Releasees with any local, state or federal agency, court or tribunal, nor does Employee have any knowledge or reason to believe that anyone else has filed such a charge or complaint on Employee’s behalf.  Subject to Paragraph 15, to the maximum extent permitted by law, Employee promises never to: i) file, prosecute, join, opt-in or participate in a lawsuit (including a collective, class or representative action) or other complaint or charge asserting any claim released in this Agreement; ii) knowingly bring or participate in any action against any Releasee under any unfair competition law or private attorney general law of any jurisdiction, nor shall Employee participate as a class representative, class member or aggrieved employee in any current or future class, collective, representative or private attorney general actions against any Releasees relating to any claim released in this Agreement, including, without limitation, any potential class, collective and/or representative action, whether currently pending or filed after the effective date of this Agreement; or iii) seek any damages, remedies, or other relief for Employee personally (any right to which Employee hereby waives and promises never to accept) with respect to any claim released in this Agreement, except with respect to any claims, charges or complaints filed with the SEC before or after Employee’s Date of Termination.  If Employee should file such a charge or complaint, or if any agency shall ever assume jurisdiction against the Releasees on behalf of Employee, she will be bound by Employee’s waiver and general release herein and Employee will not accept any benefit or remedy which may be awarded as a result of such charge(s) or complaint(s) to the maximum extent permissible by law, except this does not limit Employee's right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority.

(c)
As of the date of signing this Agreement, Employee is not aware of any violations of law by any of the Releasees.  As part of this settlement, to the maximum extent permissible by law, Employee specifically waives, releases and disclaims any interest in any claim release by this Agreement purportedly asserted on Employee’s behalf in any current or future class, collective, private attorney general and/or representative actions, except the foregoing shall not apply to any claim, charge or complaint filed with the SEC, which Employee may file before or after the Date of Termination.  Employee further agrees that Employee will opt-out of or not opt-in to (as the case may require) any such current or future actions which have been or may be filed against any of the Releasees and, if Employee fails or refuses to do so, this Agreement may be used as Employee’s binding agreement to effectuate that intended outcome, except the foregoing shall not apply to any claim, charge or complaint filed with the SEC, which Employee may file before or after the Date of Termination.

(d)
Employee represents that as of the date of signing this Agreement, Employee has not made any claims or allegations related to sexual harassment, sexual assault or sexual abuse against Genpact, and as of the date of Employee signing this Agreement, Employee does not have any claims related to sexual harassment, sexual assault or sexual abuse against Genpact.

13.         Confidentiality.

(a)
Subject to Paragraph 16, including Employee’s right to file a claim, charge or complaint with the SEC before or after the Date of Termination, Employee understands and agrees that the existence and terms of this Agreement are strictly confidential.  Employee agrees that she will not disclose the terms and conditions of this Agreement except to Employee’s immediate family (spouse or significant other, children and parents), counselors, tax advisors and attorneys and only if such individuals agree to the confidentiality provisions herein.  Unless compelled to testify at a deposition, administrative proceeding, trial, or as required by law, government rule or regulation, Employee shall refrain from issuing any article, memorandum, release, publicity or statement, whether oral or written, concerning the terms or conditions of this Agreement to the public.  Subject to the exceptions in Paragraph 16 and elsewhere in this Agreement, if contacted or subpoenaed by a third party or attorney wherein it is apparent that Employee may be asked to disclose confidential information in violation of this provision, Employee shall, as soon as possible, but in no event later than three (3) business days after receiving such notice, provide written notification to Richard D. Sutton, Vice President and Legal Counsel, Human Resources, Genpact, 521 Fifth Avenue, 14th Floor, New York, NY 10175.

(b)
Employee agrees and acknowledges that during the course of her employment, Employee was exposed to confidential and proprietary business information about the Releasee’s businesses, including, but not limited to, information about its customers, their needs, and ongoing work being performed on behalf of the Releasees as well as potential business opportunities and Genpact’s sales strategy and analysis in addition to confidential and proprietary business information about Genpact’s clients, trade secrets, consultant contracts, customer lists, client financial information such as costs, revenues and billing, company financial projections, sources of supply, employment information and production, pricing policies, operational methods, notes, other confidential documents, manuals, security access, equipment, methods, processes, systems, techniques, inventions, machines, computer programs, and any and all other tangible items whether or not so labeled, and other business affairs of the Releasees and their clients learned by Employee at any time (“Confidential Information”).  Subject to Paragraph 16, Employee agrees to keep secret and not use, except for the purpose of the performance of her role for the Company, all Confidential Information that Employee received during the course of her employment and agrees not to disclose Confidential Information of Genpact, its subsidiaries, affiliates and related companies, and Genpact’s clients to anyone outside of Genpact.

(c)
All memoranda, notes, lists, records, documents whether or not labeled “Confidential” (and all copies thereof), made or compiled by Employee or made available to Employee concerning Genpact, whether at home or at work shall be Genpact’s property and shall be delivered to Genpact promptly upon the execution of this Agreement.

(d)
Employee’s confidentiality obligations under this Agreement are in addition to, and not in place of, any existing confidentiality agreements previously entered into between Employee and the Company, or any common law duties of confidentiality that Employee otherwise owes to the Company.

14.         Restrictive Covenants.

(a)
Noncompetition. In consideration of the payments by the Company to Employee pursuant to this Agreement, Employee hereby covenants and agrees that, during the Employment Term and for the twelve-month period following the Date of Termination, Employee shall not, without the prior written consent of the Company, be employed by, engaged by, or otherwise assist, either as an individual on his or her own or as a partner, joint venturer, employee, agent, consultant, officer, trustee, director, owner, part-owner, shareholder, or in any other capacity, directly or indirectly, any of the entities listed on the competitor list attached as Exhibit B hereto, or any successor or affiliates of such entity. The foregoing restriction shall not include the passive ownership of securities in any entity listed on Exhibit B and exercise of rights appurtenant thereto, so long as such securities represent no more than two percent of the voting power of all securities of such enterprise. For the avoidance of doubt, the non-competition restrictive covenants set forth herein and in the Employment Agreement supersede any non-competition restrictive covenants in any equity award agreements that Employee has executed with Genpact.

(b)
Nonsolicitation. In further consideration of the payments by the Company to Employee pursuant to this Agreement, Employee hereby covenants and agrees that, during the Employment Term and for the twelve-month period following the Date of Termination, Employee shall not either directly or indirectly on the Employee’s own behalf or in the service or on behalf of others (i) attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee or independent contractor of the Company to give up, or to not commence, employment or a business relationship with the Company, (ii) unless otherwise in contravention of applicable law, directly, or indirectly through direction to any third party, hire or engage, or cause to be hired or engaged, any person who is or was an employee or independent contractor of the Company, or (iii) attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any agent, consultant, vendor, supplier or customer of the Company with whom Employee has had contact within the last twenty-four months of her relationship with the Company or about whom Employee has confidential information to give up or not commence, a business relationship with the Company.

(c)
Nondisparagement. In further consideration of the payments by the Company pursuant to this Agreement, Employee hereby covenants and agrees not to defame or disparage any member of the Company, or any of the Company’s products, services, finances, financial condition, capabilities or other aspect of or any of their business, or any former or existing managers, directors, officers, employees, agents, affiliates or successors of, or contracting parties with, any member of the Company in any medium to any person without limitation in time. Nothing in this section inhibits the ability of Employee to disclose illegal acts in the workplace, including but not limited to sexual harassment, or file any claim, charge or complaint with the SEC before or after the Date of Termination. The Company hereby agrees that its board of directors, the members of the Company Group and the executives, managers and officers of the members of the Company Group shall not defame or disparage Employee in any medium to any person without limitation in time. Notwithstanding this provision, either party may confer in confidence with his, her or its legal representatives and make truthful statements as required by law.

(d)
The parties agree that the provisions of this paragraph are reasonable and necessary. Employee understands that the provisions of Paragraphs 14(a) and 14(b) may limit Employee’s ability to earn a livelihood in a business similar to the Company’s business but she nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, (ii) such provisions contain reasonable limitations as to time and scope of activity to be restrained, (iii) such provisions are not harmful to the general public, (iv) such provisions are not unduly burdensome to Employee, and (v) the consideration provided hereunder is sufficient to compensate Employee for the restrictions contained in Paragraphs 14(a) and 14(b). In consideration of the foregoing and in light of Employee’s education, skills and abilities, Employee agrees that Employee shall not assert that, and it should not be considered that, any provisions of Paragraphs 14(a) and 14(b) otherwise are void, voidable or unenforceable or should be voided or held unenforceable. It is expressly understood and agreed that although Employee and the Company consider the restrictions contained in Paragraphs 14(a) and 14(b) to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Employee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

15.        Employment Reference.  Employee agrees that she will direct all reference inquiries regarding Employee’s employment at Genpact to the Genpact Human Resources Manager.  Genpact will respond to inquiries concerning Employee’s employment with Genpact by providing only Employee’s: (a) dates of employment; (b) title; and (c) a confirmation of ending salary, if Employee has already provided the inquiring third party with her ending salary.

16.         Protected Rights.

a.          Nothing in this Agreement prohibits or restricts Employee (or Employee's attorney) from filing a charge or complaint with the SEC, the Financial Industry Regulatory Authority (FINRA), any other securities regulatory agency or self-regulatory authority, the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), or any other federal, state, or local governmental agency or commission (collectively, "Government Agencies"). Employee further understands that this Agreement does not limit the Employee's ability to lawfully communicate with any Government Agencies or otherwise participate in any lawful investigation or proceeding that may be conducted by any Government Agencies in connection with reporting a possible securities law violation without notice to the Company. This Agreement does not limit the Employee's right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority.

b.          If Employee should file such a charge or complaint with the EEOC, Employee acknowledges that Employee will not seek any damages, remedies, or other monetary award, benefit, or relief for Employee personally (any right to which Employee hereby waives and promises never to accept).

c.          Nothing in this Agreement in any way prohibits or is intended to restrict or impede the Employee from exercising protected rights, should any exist for Employee, under the National Labor Relations Act which cannot be waived by agreement.

d.          Nothing in this Agreement prevents employee from disclosing a sexual assault claim or sexual harassment claim arising after the parties have entered into this Agreement.

17.        Additional Remedies.  Any breach by Employee of the provisions of Paragraphs 12, 13, or 14 of this Agreement shall be considered a breach of a material term and condition of this Agreement and Genpact shall have, without limitation, the following rights and remedies, severally enforceable, in addition to any other rights and remedies available to Genpact under this Agreement or otherwise:

(a)
The right to have the covenants contained in Paragraphs 12, 13, or 14 specifically enforced by any court having equity jurisdiction, it being agreed that any such breach or threatened breach will cause irreparable injury to Genpact and that money damages will not provide adequate remedy to Genpact.

(b)
The right to require Employee to account for and pay over to Genpact all compensation, profits, monies, accruals, increments or other benefits (collectively, “Benefits”) derived or received by Employee as the result of any transactions constituting a breach of any of the covenants contained in Paragraphs 12, 13, or 14.

(c)
The right to require Employee: i) to forfeit all Benefits received under this Agreement, including but not limited to the Consideration; and ii) immediately return all monies received and forgive all rights to future payments under this Agreement.

18.        Capacity to Waive Claims.Employee expressly represents that Employee is able to effect a knowing and voluntary waiver and general release of all claims, as contained herein, and to enter into this Agreement and General Release.

19.         Execution of the Agreement.  This Agreement shall be binding and inure to the benefit of the heirs, trustees, executors, administrators, successors and assigns of the respective parties.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.  A manually signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

20.         Governing Law and Interpretation.

(a)
Except as otherwise provided in Paragraph 20(b) below, this Agreement is made and entered into in the State of New York and shall in all respects be interpreted, governed and enforced under the laws of the State of New York.  In the event that either party moves to enforce the terms of this Agreement or pursue a claim for the breach of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.  Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

(b)
Notwithstanding the foregoing, any claims not covered by this Agreement or not released by this Agreement shall be subject to mandatory arbitration if Employee has previously executed a mandatory arbitration agreement with the Company.

21.        Resolution of Disputes and Waiver of Jury Trial. Only if Employee has not previously executed a mandatory arbitration agreement with the Company, then any controversy or claim concerning or arising out of this Agreement, or the breach thereof, shall be decided by the U.S. District Court for the Southern District of New York, or the Supreme Court of New York, New York County and all such claims shall be adjudicated by a judge sitting without a jury.

22.        Section Headings.  The section headings contained in this Agreement are solely for the purpose of reference, and not a part of the Agreement of the parties, and shall not in any way affect the interpretation of this Agreement.

23.        Sole and Entire Agreement. There are no representations, warranties, understandings or agreements, other than those expressly set forth in this Agreement, provided that the terms of any agreement(s) entered into between Employee and Genpact, which by their terms survive termination of Employee’s employment with the Company and/or any of its affiliates shall so survive, including any such agreements relating to arbitration, the confidentiality of information, non-solicitation of clients and employees, ownership of inventions and non-competition, and the vesting of any equity shares.  This Agreement, along with the terms of those agreements that survive termination of Employee’s employment, set forth the entire agreement between the parties and fully supersedes any and all prior agreements or understandings which may have existed between the parties and may not be modified, except by a writing signed by all parties

24.         Employee’s Representations. Employee acknowledges and represents that: (a) Employee has been advised that this release includes, but is not limited to, all claims under the ADEA and OWBPA arising up to and including the date of execution of this general release; (b) Employee has been advised by Genpact that the execution of this Agreement is a very important decision that should not be made before discussing it with Employee’s attorney, advisors, and immediate family; (c) Employee has had the opportunity to review this Agreement with an attorney of her choice; (d) Employee has been advised to consider fully this general release before executing it; (e) Employee has been given up to twenty one (21) calendar days to review and consider this document; and (f) Employee has seven (7) days after signing this Agreement to revoke it by informing the Company in writing as provided by Paragraph 28. Employee and Genpact agree that any changes made to this Agreement after delivery to Employee, whether material or immaterial, do not restart the running of the consideration period set forth in subsection (e) above.

25.       Voluntary Nature of the Agreement. Employee acknowledges that she has read this document in its entirety and represents that the terms and conditions of this Agreement have been explained to Employee by Employee’s attorneys.  Employee fully understands each and every term and condition of this Agreement, and Employee expressly agrees that the signing of this document is done KNOWINGLY AND VOLUNTARILY.

26.        Breach of Agreement.  In the event Employee breaches any of the provisions of this Agreement, Employee shall return to Genpact all of the Consideration referred to in Paragraph 3, except Employee may retain One Thousand Dollars ($1,000).  This paragraph shall not be considered a waiver of or a limitation on the remedies available to Genpact for breach of this Agreement.  The parties further agree that if either party unsuccessfully attempts to avoid or set aside the terms of this Agreement, including but not limited to the general release, or if either party successfully moves in a legal forum to enforce the terms and conditions of this Agreement against the other party,  , the losing party shall be liable for the costs and attorneys’ fees of the successful party in enforcing the terms and conditions of this Agreement.

27.         Compliance with Section 409A and Section 457A of the Code.

(a)
This Agreement and the benefits provided hereunder are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the Treasury Regulations and other guidance promulgated thereunder and Section 457A of the Code and the Treasury Regulations and other guidance promulgated thereunder, and the provisions of this Agreement shall be interpreted and construed to be consistent with this intent. Severance benefits under this Agreement are intended to be exempt from Section 409A of the Code under the “short-term deferral” exception, to the maximum extent applicable, and then under the “separation pay” exception, to the maximum extent applicable.

(b)
Notwithstanding any provision to the contrary in this Agreement, no payments or benefits to which Employee becomes entitled under this Agreement shall be made or paid to Employee prior to the expiration of the six-month period measured from the date of the Employee’s “separation from service” with the Company (as such term is defined in Section 409A-1(h) of the 409A Regulations), if Employee is deemed at the time of such separation from service a “specified employee” for purposes of Code Section 409A and such delayed commencement is required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all payments deferred pursuant to this Section 11(c)(ii) shall be paid in a lump sum to Employee, and any remaining payments due under this Agreement shall be paid in accordance with the normal payment dates specified for them herein.

(c)
All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment hereunder shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(d)
All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement be for expenses incurred during the period specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a fiscal year not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other fiscal year, (iii) the reimbursement of an eligible expense be made no later than the last day of the fiscal year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits not be subject to liquidation or exchange for another benefit.

(e)
If and to the extent required by Code Section 457A, and subject to Code Section 409A, any compensation hereunder, as adjusted for any earnings and losses attributable thereto, shall be paid to Employee no later than the last day of the twelfth month after the end of the taxable year of the Company during which the right to the payment of such compensation is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 457A.

28.        Effective Date, Revocation of Agreement.THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNTIL EIGHT (8) DAYS AFTER THIS AGREEMENT IS SIGNED BY EMPLOYEE DURING WHICH TIME EMPLOYEE MAY REVOKE THIS AGREEMENT BY GIVING WRITTEN NOTICE OF SUCH REVOCATION NO LATER THAN THE CLOSE OF BUSINESS ON THE EIGHTH DAY TO:

Richard Sutton
Associate General Counsel, Employment Law
Genpact
521 Fifth Avenue, 14th Floor
New York, NY 10175

ANY SUCH REVOCATION SHALL BE DELIVERED BY OVERNIGHT MAIL.

Kathryn Vanpelt Stein:		Genpact Limited:

/s/ Kathryn Stein		By:	/s/ Heather White

Date:	November 29, 2023	Title:	SVP and Chief Legal Officer

		Date:	November 29, 2023

EXHIBIT A

RELEASE OF CLAIMS

FOR AND IN CONSIDERATION OF the payments, benefits, and other promises to be provided to Kathryn Vanpelt Stein (“Employee”) in connection with the termination of her employment, in accordance with the November 29, 2023, Separation Agreement and General Release (the “Agreement”), Employee,  forever waives, generally releases, and fully discharges Genpact, its parents, subsidiaries, affiliates, divisions, joint ventures, and related entities, including but not limited to their predecessors, successors, and assigns, and their past and present directors, officers, agents, employees, representatives, fiduciaries of any employee benefit plan or policy, in both their individual and representative capacities and each of them (collectively, “Releasees”) of and from any and all legally waivable claims, charges, demands, causes of action, fees, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, suspected or unsuspected, by reason of any actual or alleged act, statement, omission, transaction, practice or occurrence, or other matter up to and including the date of this Agreement, including but not limited to:

(a)
all claims for any alleged unlawful denial of leave, discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under any of the following, and any equivalent statutes under applicable state or local law, including any amendments thereto, the Occupational Safety and Health Act; the Environmental Protection Act; the Toxic Substances Control Act, the Family and Medical Leave Act; Title VII of the Civil Rights Act of 1964; the National Labor Relations Act; the Workers Adjustment and Retraining Notification Act; The Civil Rights Act of 1991, 42 U.S.C. Sections 1981,1983,1985, and 1988; the Age Discrimination in Employment Act (the “ADEA”); the Older Workers Benefit Protection Act (the “OWBPA”); the Equal Pay Act; the Fair Credit Reporting Act; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Civil Rights Acts; the Fair Labor Standards Act; the Racketeer Influenced and Corrupt Organizations Act; the Sarbanes-Oxley Act, the Immigration Reform and Control Act; the fair employment laws of the United States and New York including but not limited to the New York Equal Pay Law, the New York Adoptive Parents' Child Care Leave Law, the New York Labor Law, the New York Civil Rights Law, the New York State Human Rights Law, the New York City Human Rights Law, the New York Whistleblowers Act, the New York Executive Laws, the New York General Obligations Law and all amendments thereto, New York City Human Rights Law, the New York City Administrative Code §§ 8-101 et seq., the New York City Administrative Code, including but not limited to Title 8, Chapter 1 and Title 20, Chapter 8, the Fair Chance Act, the New York City Local Civil Rights Restoration Act, New York General Obligations Law, the Stop Sexual Harassment in New York City Act, the New York State Labor Laws, the New York State wage and hour laws and all wage orders; the New York State Employment Laws; the New York State Labor Laws; the United States and New York State Constitutions and the common law of New York and the United States;

(b)
all claims for alleged breach of contract (whether express, implied or oral); breach of the covenant of good faith and fair dealing; promissory estoppel; breach of personnel policies or employee handbooks; torts, defamation; slander; infliction of emotional distress; post-traumatic stress disorder; negligence; fraud; misrepresentation; violation of public policy; claims for physical or emotional injury; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; and violation of any other principle of common law;

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(c)	all claims for compensation of any kind, including without limitation, wages, vacation pay, commissions, bonuses, Genpact’s Variable Income Compensation Plan, expense reimbursements;

(d)
all claims related to any equity grants under any Genpact Limited, Genpact Corporation or any affiliated entity’s equity compensation plan, including but not limited to restricted share units, performance share units and stock options; and

(e)
all claims for back pay, front pay, reinstatement, any equitable relief, compensatory damages, damages for alleged pain and suffering, punitive damages, liquidated damages, and any claim for attorneys’ fees, costs, disbursements, and interest.

However, Employee acknowledges that she is not releasing any claim arising after the date on which she signs this Release of Claims or any claim that is not otherwise waivable under applicable law.  Employee agrees not to sue Releasees on any of the released claims or join as a party with others who may sue Releasees on any such claims, except the foregoing shall not apply to any claim, charge or complaint filed with the Securities and Exchange Commission (SEC), which Employee may file before or after the Date of Termination.  To the maximum extent permitted by law, Employee agrees that she will not seek, and waives any right, to accept any relief or award from any charge or action against Releasees before any federal, state, or local administrative agency or federal, state, or local court whether filed by her or on her behalf with respect to any claim or right covered by the Release of Claims, except this does not limit the Employee's right to receive an award for information provided to the SEC staff or any other securities regulatory agency or authority.  Except with respect to any award Employee receives for information provided to the SEC staff or any other securities regulatory agency or authority, if Employee breaches this paragraph, then (i) she will return all monies received as consideration for the Agreement and indemnify Releasees for all expenses incurred in defending the action including but not limited to the Company’s attorneys’ fees and costs, and (ii) Releasees will be relieved of their obligations under the Agreement.

This Release of Claims does not (i) prohibit or restrict Employee from initiating communications directly with, responding to any inquiries from, providing confidential to, reporting possible violations of law or regulation to, from filing a charge or participating in a proceeding or investigation with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the SEC, the Department of Labor, the National Labor Relations Board, the Department of Justice, Congress, and any agency Inspector General; (i) prohibit or restrict Employee from disclosing a sexual assault claim or sexual harassment claim arising after she has signed this Release of Claims; or (ii) require Employee to notify the Company of such communications or inquiry.

Employee acknowledges that this Release of Claims is independent of, but does not supersede, the Release contained in Paragraph 9 of the Agreement.  Employee further acknowledges that, in signing this Release of Claims, she has not relied on any promises or representations, express or implied, other than those that are set forth expressly in the Agreement and this Release of Claims.

Employee further acknowledges that:

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1.	She first received this Release of Claims on the date that she received the Agreement to which it is attached as Exhibit A;

2.
She understands that, in order for this Release of Claims to be effective, she may not sign it prior to the Date of Termination, but that if she wishes to receive the consideration, she must sign and return this Release of Claims no later than seven (7) days after the Date of Termination and no earlier than the Date of Termination;

3.	She has carefully read and understand this Release of Claims;

4.	She was given twenty-one (21) days to consider her rights and obligations under the Agreement and this Release of Claims and to consult with an attorney about both;

5.
As of the date of signing this Release of Claims, Employee has not made any claims or allegations related to sexual harassment, sexual assault or sexual abuse against Genpact, and as of the date of Employee signing this Agreement, she does not have any claims related to sexual harassment, sexual assault or sexual abuse against Genpact;

6.	She understands that this Release of Claims is LEGALLY BINDING and that by signing it she gives up certain rights;

7.	She has voluntarily chosen to enter into this Release of Claims and has not been forced or pressured in any way to sign it;

8.
She acknowledges and agrees that the consideration is contingent on execution of this Release of Claims, and EMPLOYEE KNOWINGLY AND VOLUNTARILY AGREES TO RELEASE the Company and the Releasees from any and all claims described above, known or unknown, in exchange for the benefits she has obtained by signing, and that these benefits are in addition to any benefit she would have otherwise received if she did not sign this Release of Claims;

9.
She has seven (7) days after she signs this Release of Claims to revoke it by notifying the Company in writing to the address listed in Paragraph 28 of the Agreement.  The Release of Claims will not become effective or enforceable until the seven (7) day revocation period has expired;

10.	This Release of Claims includes a WAIVER OF ALL RIGHTS AND CLAIMS THAT EMPLOYEE MAY HAVE under the ADEA and OWBPA; and

11.
This Release of Claims does not waive any rights or claims that may arise after this Release of Claims becomes effective, which is seven (7) days after she signs it, provided that she does not exercise her right to revoke it.

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Intending to be legally bound, Employee has signed this Release of Claims as of the date written below.

EMPLOYEE

By:

Date:

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